UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 12, 2012

Tortoise Capital Resources Corporation
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11550 Ash Street, Suite 300, Leawood, KS	66211
(Address of Principal Executive Offices)	(Zip Code)

(913) 981-1020
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 12, 2012, the Board of Directors of Tortoise Capital Resources Corporation (the “Company”) approved several amendments to the bylaws of the Company (i) relating to the fact that the Company is no longer governed by the Investment Company Act of 1940 (the “1940 Act”) and (ii) adding a maximum age for individuals to be eligible to serve as directors.

In Article II, Section 11(a)(2) relating to the stockholder notice necessary to nominate a director, the requirement that a stockholder provide notice whether such stockholder believes the nominee is or is not an “interested person” of the Company (as defined in the 1940 Act) was replaced with the requirement that a stockholder provide notice whether such stockholder believes the nominee does or does not meet the independence standards of the New York Stock Exchange.

In Article II, Section 11(c)(3) relating to what constitutes a public announcement for advance notice of stockholder nominees for director and other stockholder proposals, the reference to a document publicly filed under the 1940 Act was removed and not replaced.

In Article III, Section 2(b) language was added that provides that to qualify as a nominee for a directorship an individual shall not have reached 75 years of age.

In Article XI, the language requiring that any indemnification or advancement of expenses was  subject to the applicable requirements of the 1940 Act was removed and not replaced.

Article XIV, which provided that the provisions of the 1940 Act would control in the event of any conflict with Company’s articles of incorporation or bylaws was removed and not replaced.

A copy of the amended bylaws of the Company are attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended Bylaws of Tortoise Capital Resources Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORTOISE CAPITAL RESOURCES CORPORATION

Dated: November 14, 2012	By:	/s/ David J. Schulte
David J. Schulte
Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description

3.1	Amended Bylaws of Tortoise Capital Resources Corporation